Exhibit (c)(4)

Conflicts Committee of Höegh LNG Partners LP Discussion Materials April 13, 2022 PRELIMINARY DRAFT SUBJECT TO MATERIAL CHANGES 4/13/2022 2:42 PM

Preliminary Draft – Confidential These materials have been prepared by Evercore Group L.L.C.(“Evercore”) for the Conflicts Committee of the Board of Directors (the “Committee”) of Höegh LNG Partners LP (the “Partnership”) to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated. These materials are based on information provided by or on behalf of the Partnership and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Partnership and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Partnership. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Committee. These materials were compiled on a confidential basis for use by the Committee in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

Preliminary Draft – Confidential Excelerate IPO Summary 1 Business Summary Source: Company filings Note: As compared with HMLP, Excelerate has a roughly ~30% effective tax rate 1. Based on $24.00 IPO price Excelerate operates two lines of business – FSRUs and Gas Sales – with a ~50/50 revenue split The Gas Sales business complicates analyzing the offering on a value per vessel basis However, ascribing no value to the gas sales business (which is currently unprofitable) implies ~$290mm per vessel1 Excelerate Fleet Detail Excelerate Fleet Summary Vessel Name Age (Years) Capacity (cbm) Excelerate Sequoia 1.8 173.4 Experience 7.8 173.4 Exemplar 11.8 150.9 Expedient 11.8 150.9 Exquisite 12.8 150.9 Express 12.8 150.9 Explorer 13.8 150.9 Summit LNG 15.8 138.0 Excellence 16.8 138.0 Excelsior 16.8 138.0 Average 12.2 151.5 HMLP Average 9.1 160.0 ~15yrs ~15yrs ~5yrs ~15yrs ~10yrs ~14yrs ~2yrs ~7yrs ~1yrs ~7yrs ~8yrs ~6yrs 2010 2015 2020 2025 2030 2035 2040 Summit MLNG Ruwais Engro Jebel Guanabara Deepwater Escobar Initial Charter Extension Period Weighted Average Remaining Charter Duration: 6.9 years Valuation Overview – EV/EBITDA Multiples1 11.1x 11.0x LTM (2021) NTM (2022)

Preliminary Draft – Confidential Lampung Scenarios – Operating Assumptions Original Base Case PGN is assumed to continue to pay gross capex rate of $110k/d for the remaining term of the contract (Nov 2034) At the conclusion of the PGN contract, Lampung is re-chartered at a capex rate of $55k/d Case 1 PGN contract is amended with starting in November 2022 Capex rate is reduced from $110k/d to $90k/d Contract length is extended 5 years Vessel ownership is transferred to PGN at the end of the contract (Nov. 2039) for $1 Lampung debt continues as is, no change in distribution to unit holders Case 2 PGN contract is amended starting in November 2022 Capex rate is reduced from $110k/d to $80k/d Contract length is extended 5 years Vessel ownership is transferred to PGN at the end of the contract (Nov. 2039) for $1 Lampung debt continues as is, no change in distribution to unit holders Case 3 PGN buys the vessel for $280mm in November 22 and the contract terminates HMLP repays Lampung debt and redeems all preferred units at par HMLP repays drawn amount under the external RCF Case 4 PGN pays $160mm to HMLP to terminate the contract in November 22 and HMLP repays the Lampung debt Lampung is idle for 18 months - upgraded for $35mm and incurs opex while idle Redeployed at a capex rate of $65k/d, and operated for remaining useful life. Assumes 10 year contract duration for new employment and 9 months idle time between each renewal with $5mm class renewal cost Case 5 PGN pays $100mm to HMLP to terminate the contract in November 22 and HMLP repays the Lampung debt Lampung is idle for 18 months - upgraded for $35mm and incurs opex while idle Redeployed at a capex rate of $65k/d, and operated for remaining useful life. Assumes 10 year contract duration for new employment and 9 months idle time between each renewal with $5mm class renewal cost Case 6 PGN wins arbitration and the contract is terminated in January 2024 without any compensation Lampung is idle for 18 months - upgraded for $35mm and incurs opex while idle Redeployed at a capex rate of $65k/d, and operated for remaining useful life. Assumes 10 year contract duration for new employment and 9 months idle time between each renewal with $5mm class renewal cost Distribution suspended for common and preferred units between Q4 23 to Q4 26 and thereafter reinstated at same level as today Case 7 PGN contract remains in place through 2034, the vessel is upgraded for $35mm assumed idle for two months; incurs opex while idle Redeployed at a capex rate of $65k/d, and operated for remaining useful life. Assumes 10 year contract duration for new employment and 9 months idle time between each renewal with $5mm class renewal cost Source: Partnership Management 2

Preliminary Draft – Confidential NPV Comparison of Lampung Cash Flows Source: Partnership Management Note: Assumes 8.25% discount rate 1. $260mm average equates to a nominal $103mm and per unit $3.08 decrease in value versus base case; represents 72% of base case value 3 $363 $288 $256 $286 $280 $224 $158 $329 Base Case Case 1 Case 2 Case 3 Case 4 Case 5 Case 6 Case 7 Average: $260 ($75) ($107) ($77) ($83) ($139) ($205) ($34) Decrease vs Base Case 79% 71% 79% 77% 62% 44% 91% % of Base Case ($ in millions, except per unit figures) ($2.24) ($3.20) ($2.32) ($2.50) ($4.17) ($6.14) ($1.02) Decrease vs Base Case per Unit 1 Illustrative – Subject to Further Diligence

Preliminary Draft – Confidential Peer Valuation Update: EV/EBITDA Multiples Source: Company filings, Factset as of 4/12/22 4 6.5x 9.1x 9.1x 8.9x 8.5x 6.9x 6.6x 8.9x 8.2x 8.1x 8.3x 7.4x EV / 2022 EBITDA EV / 2023 EBITDA EV / EBITDA 2022 2023 Mean 8.5x 8.2x Median 8.9x 8.2x

Preliminary Draft – Confidential 1st Offer 2nd Offer HMLP Common Unit Price Consideration $4.25 $8.00 $9.00 $10.00 $11.00 $12.00 $13.00 $14.00 $15.00 $16.00 Implied Premium (Discount): HMLP Unaffected Unit Price of $3.93 as of 12/3/21 8% 104% 129% 154% 180% 205% 231% 256% 282% 307% HMLP Current Unit Price of $6.73 as of 4/12/22 (37%) 19% 34% 49% 63% 78% 93% 108% 123% 138% 10-day VWAP of $7.22 (41%) 11% 25% 38% 52% 66% 80% 94% 108% 121% 30-day VWAP of $6.40 (34%) 25% 41% 56% 72% 88% 103% 119% 135% 150% 60-day VWAP of $5.92 (28%) 35% 52% 69% 86% 103% 120% 137% 153% 170% 90-day VWAP of $5.39 (21%) 48% 67% 85% 104% 123% 141% 160% 178% 197% Total Partnership Common Units Outstanding 33.373 33.373 33.373 33.373 33.373 33.373 33.373 33.373 33.373 33.373 Implied HMLP Equity Value (100%) $141.8 $267.0 $300.4 $333.7 $367.1 $400.5 $433.8 $467.2 $500.6 $534.0 (+) Preferred Equity as of 4/12/22 167.7 167.7 167.7 167.7 167.7 167.7 167.7 167.7 167.7 167.7 (+) Total Debt Outstanding as of 12/31/21 414.7 414.7 414.7 414.7 414.7 414.7 414.7 414.7 414.7 414.7 (–) Accumulated Profits of JVs as of 12/31/21 (35.7) (35.7) (35.7) (35.7) (35.7) (35.7) (35.7) (35.7) (35.7) (35.7) (–) Cash and Cash Equivalents as of 12/31/21 (61.9) (61.9) (61.9) (61.9) (61.9) (61.9) (61.9) (61.9) (61.9) (61.9) Implied HMLP Enterprise Value $626.5 $751.7 $785.1 $818.4 $851.8 $885.2 $918.6 $951.9 $985.3 $1,018.7 TEV / EBITDA Metric 2022E $108.8 5.8x 6.9x 7.2x 7.5x 7.8x 8.1x 8.4x 8.7x 9.1x 9.4x 2023E 108.3 5.8 6.9 7.2 7.6 7.9 8.2 8.5 8.8 9.1 9.4 P / NAV Metric Estimated Charter Free NAV $190.4 0.74x 1.40x 1.58x 1.75x 1.93x 2.10x 2.28x 2.45x 2.63x 2.80x Estimated Charter Attached NAV 437.1 0.32 0.61 0.69 0.76 0.84 0.92 0.99 1.07 1.15 1.22 Common Units Owned by Unaffiliated Unit Holders 17.659 17.659 17.659 17.659 17.659 17.659 17.659 17.659 17.659 17.659 HMLP Common Unit Consideration $4.25 $8.00 $9.00 $10.00 $11.00 $12.00 $13.00 $14.00 $15.00 $16.00 Implied Offer Value to Unaffiliated Unit Holders $75.0 $141.3 $158.9 $176.6 $194.2 $211.9 $229.6 $247.2 $264.9 $282.5 Analysis at Various Prices Excluding $4mm Public Company G&A Savings ($ in millions, except per unit data) Source: FactSet (as of 4/12/22), Bloomberg (as of 4/12/22), Partnership Management Note: VWAPs from Bloomberg calculated from 4/12/22 1. Preferred equity value is based on 7.089mm outstanding units at a price of $23.65 (as of 4/12/22) 2. Cash balance includes restricted cash 3. EBITDA projections reflect management Base Case assumptions; Excludes share of results from JVs 4. Based on average of charter-free appraised values indicated in Fearnleys and Braemar appraisal reports dated February 2022, as provided by Partnership. Neptune and Cape Ann asset values adjusted for 50% ownership 1 2 3 5 4

Preliminary Draft – Confidential 1st Offer 2nd Offer HMLP Common Unit Price Consideration $4.25 $8.00 $9.00 $10.00 $11.00 $12.00 $13.00 $14.00 $15.00 $16.00 Implied Premium (Discount): HMLP Unaffected Unit Price of $3.93 as of 12/3/21 8% 104% 129% 154% 180% 205% 231% 256% 282% 307% HMLP Current Unit Price of $6.73 as of 4/12/22 (37%) 19% 34% 49% 63% 78% 93% 108% 123% 138% 10-day VWAP of $7.22 (41%) 11% 25% 38% 52% 66% 80% 94% 108% 121% 30-day VWAP of $6.40 (34%) 25% 41% 56% 72% 88% 103% 119% 135% 150% 60-day VWAP of $5.92 (28%) 35% 52% 69% 86% 103% 120% 137% 153% 170% 90-day VWAP of $5.39 (21%) 48% 67% 85% 104% 123% 141% 160% 178% 197% Total Partnership Common Units Outstanding 33.373 33.373 33.373 33.373 33.373 33.373 33.373 33.373 33.373 33.373 Implied HMLP Equity Value (100%) $141.8 $267.0 $300.4 $333.7 $367.1 $400.5 $433.8 $467.2 $500.6 $534.0 (+) Preferred Equity as of 4/12/22 167.7 167.7 167.7 167.7 167.7 167.7 167.7 167.7 167.7 167.7 (+) Total Debt Outstanding as of 12/31/21 414.7 414.7 414.7 414.7 414.7 414.7 414.7 414.7 414.7 414.7 (–) Accumulated Profits of JVs as of 12/31/21 (35.7) (35.7) (35.7) (35.7) (35.7) (35.7) (35.7) (35.7) (35.7) (35.7) (–) Cash and Cash Equivalents as of 12/31/21 (61.9) (61.9) (61.9) (61.9) (61.9) (61.9) (61.9) (61.9) (61.9) (61.9) Implied HMLP Enterprise Value $626.5 $751.7 $785.1 $818.4 $851.8 $885.2 $918.6 $951.9 $985.3 $1,018.7 TEV / EBITDA Metric 2022E $112.8 5.6x 6.7x 7.0x 7.3x 7.6x 7.8x 8.1x 8.4x 8.7x 9.0x 2023E 112.3 5.6 6.7 7.0 7.3 7.6 7.9 8.2 8.5 8.8 9.1 P / NAV Metric Estimated Charter Free NAV $190.4 0.74x 1.40x 1.58x 1.75x 1.93x 2.10x 2.28x 2.45x 2.63x 2.80x Estimated Charter Attached NAV 437.1 0.32 0.61 0.69 0.76 0.84 0.92 0.99 1.07 1.15 1.22 Common Units Owned by Unaffiliated Unit Holders 17.659 17.659 17.659 17.659 17.659 17.659 17.659 17.659 17.659 17.659 HMLP Common Unit Consideration $4.25 $8.00 $9.00 $10.00 $11.00 $12.00 $13.00 $14.00 $15.00 $16.00 Implied Offer Value to Unaffiliated Unit Holders $75.0 $141.3 $158.9 $176.6 $194.2 $211.9 $229.6 $247.2 $264.9 $282.5 Analysis at Various Prices Including $4mm Public Company G&A Savings ($ in millions, except per unit data) Source: FactSet (as of 4/12/22), Bloomberg (as of 4/12/22), Partnership Management Note: VWAPs from Bloomberg calculated from 4/12/22 1. Preferred equity value is based on 7.089mm outstanding units at a price of $23.65 (as of 4/12/22) 2. Cash balance includes restricted cash 3. EBITDA projections reflect management Base Case assumptions; Excludes share of results from JVs 4. Based on average of charter-free appraised values indicated in Fearnleys and Braemar appraisal reports dated February 2022, as provided by Partnership. Neptune and Cape Ann asset values adjusted for 50% ownership 1 2 3 6 4

Preliminary Draft – Confidential Indexed Unit Price Performance Last Six Months 7 Source: FactSet (as of 4/12/22) 30% 56% 20% (11%) 24% 18% 25% (40%) (20%) 0% 20% 40% 60% 10/12/2021 11/11/2021 12/11/2021 1/11/2022 2/10/2022 3/12/2022 4/12/2022 HMLP FLNG DLNG KNOP CPLP GLOP NFE

Preliminary Draft – Confidential Indexed Unit Price Performance (Cont’d) Since Distribution Cut 8 Source: FactSet (as of 4/12/22) 7% 121% 22% (7%) 38% 26% 38% (40%) (20%) 0% 20% 40% 60% 80% 100% 120% 140% 7/28/2021 9/9/2021 10/22/2021 12/4/2021 1/16/2022 2/28/2022 4/12/2022 HMLP FLNG DLNG KNOP CPLP GLOP NFE

Preliminary Draft – Confidential Key Follow-up Modeling Questions 1. Explain why the tax element expense and commissions cost changed between the original base case and the revised scenarios 2. Explain the rationale for commissions, admin costs and bunker expenses during vessel idle periods 3. Explain why arbitration costs continue in scenarios where settlements are made with PGN (e.g., in case 1, the contract is amended as of November 1, 2022) 4. Explain the $1.6mm of “other financial elements” for the Lampung, as outlined in the parameters tab of the model 5. Are the “Class Renewal Costs” listed in the presentation meant to take the place of drydock? If so, why does the model show $3.5/4.0mm of drydock versus the $5mm listed in the presentation? 6. Should we assume the projected charters have inflation protection built in (as we have been previously guided towards for the current charter)? Additionally, should the inflation escalator be cumulative as opposed to resetting in each contract as is shown in the new model? 9